- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 6, 1995

                            ------------------------

                                  PRONET INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                        0-16029                      75-1832168
       (State or other           (Commission File Number)           (I.R.S. Employer
       jurisdiction of                                           Identification Number)
       incorporation)
       600 DATA DRIVE                                                     75075
          SUITE 100                                                    (Zip Code)
        PLANO, TEXAS
    (Address of principal
     executive offices)

       Registrant's telephone number, including area code: (214) 964-9500

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

    On July 6, 1995, Contact Communications Inc., a Delaware corporation ("CCI") and wholly-owned subsidiary of ProNet Inc. (the "Company"), completed the acquisition of substantially all of the paging assets of Americom Paging Corporation, a Texas corporation ("Americom"), for approximately $17.5 million comprised of approximately $8.8 million paid in cash at closing and a $8.7 million deferred payment which is due and payable on or before July 6, 1996, and is payable, at the Company's discretion, either in shares of common stock of the Company, or cash, pursuant to an Asset Purchase Agreement dated as of May 24, 1995, by and among Americom (formerly known as American 900 Paging, Inc.), Gregory W. Hadley and Mo Shebaclo (collectively, the "Shareholders", and together with Americom, the "Sellers") and CCI. Concurrently with the closing of the Americom acquisition, CCI entered into noncompetition agreements with the Sellers. The acquisition was effective as of July 1, 1995.

    Americom   is  a   provider  of   commercial  paging   services  and  serves
approximately 80,000 subscribers in the greater Houston area. The assets acquired include accounts receivable, pager inventory and property and equipment that are used in the conduct of such radio paging system business. CCI intends to continue to use the assets acquired from Americom to provide paging services and does not intend to devote such assets to other purposes.

    The Company funded the Americom acquisition with proceeds from its recent issuance of its 11 7/8% Senior Subordinated Debentures due 2005. The consideration paid for the assets of Americom was determined through arm's length negotiations between CCI and the Sellers.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    The following financial statements and pro forma financial information are attached hereto and filed as part of this report:

    (A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    - Audited Balance Sheets of Americom as of December 31, 1994 and 1993.

    - Audited Statements of Operations and Cash Flows for Americom for the years ended December 31, 1994 and 1993.

    - Unaudited Balance Sheet of Americom as of March 31, 1995.

    - Unaudited Statement of Operations and Cash Flows for Americom for the three months ended March 31, 1995.

    (B)  PRO FORMA FINANCIAL INFORMATION.

    - Unaudited Pro Forma Condensed Consolidated Balance Sheet for the Company as of March 31, 1995, consolidating the assets and certain liabilities of Carrier Paging Systems, Inc. ("Carrier"), Metropolitan Houston Paging Services, Inc. ("Metropolitan"), All City Communication Company, Inc. ("All City") and Americom.
    - Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Company for the year ended December 31, 1994 and the three months ended March 31, 1995, incorporating the operating revenues and expenses of Contact Communications, Inc. ("Contact"), Radio Call Company, Inc. and Affiliates ("Radio Call"), the RCC Division of Chicago Communication Service, Inc. ("ChiComm"), High Tech Communications Corp. ("High Tech"), Signet Paging of Charlotte, Inc. ("Signet"), Carrier, Metropolitan, All City and Americom.

    The Pro Forma Condensed Consolidated Statements of Operations include reasonable estimates of costs and expenses which will be incurred by the Company in connection with the operation of Contact, Radio Call, ChiComm, High Tech, Signet, Carrier, Metropolitan, All City and Americom. Operating results for the three month period are not necessarily indicative of results that may be expected for the full year. The pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Registrant and the financial statements of Americom included in this Form 8-K.

    (C)  EXHIBITS.
    10.1 Asset Purchase Agreement by and among Americom Paging Corporation, Gregory W. Hadley, Mo Shebaclo and Contact Communications Inc. dated as of May 24, 1995.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PRONET INC.
                                          (Registrant)

                                          By: ________/s/_JAN E. GAULDING_______
                                                       Jan E. Gaulding
                                               Senior Vice President and Chief
                                                      Financial Officer
                                             (principal financial and accounting
                                                           officer)

Date: July 7, 1995

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                          PRONET INC. AND SUBSIDIARIES
                                  (UNAUDITED)

                                     ASSETS

                                                 PRONET INC.   CARRIER    METROPOLITAN    ALL CITY     AMERICOM
                                                 -----------  ----------  ------------  ------------  ----------     CARRIER
                                                  MARCH 31,   MARCH 31,    MARCH 31,     MARCH 31,    MARCH 31,     PRO FORMA
                                                  1995 (A)       1995         1995          1995         1995      ADJUSTMENTS
                                                 -----------  ----------  ------------  ------------  ----------  -------------
CURRENT ASSETS
  Cash and cash equivalents....................  $ 5,368,400  $  102,048   $1,558,400   $        974  $  180,109  $  (102,048)(5)
  Trade accounts receivable, net of allowance
   for doubtful accounts.......................    4,653,659     245,005      103,208        232,205     469,352            0
  Inventories..................................    3,848,215     141,150       50,509         52,946     409,607            0
  Other current assets.........................    2,696,250      19,527      338,732         12,087      77,388      (19,527)(5)
                                                 -----------  ----------  ------------  ------------  ----------  -------------
    TOTAL CURRENT ASSETS.......................   16,566,524     507,730    2,050,849        298,212   1,136,456     (121,575)
EQUIPMENT
  Pagers.......................................   25,257,281     800,001            0      3,045,165           0     (574,328)(5)
  Communications equipment.....................   14,930,821     797,320    6,068,030      1,690,012   2,519,284     (572,403)(5)
  Security systems equipment...................   10,842,531           0            0              0           0            0
  Office and other equipment...................    3,743,036      56,764      757,536        255,918           0      (40,751)(5)
                                                 -----------  ----------  ------------  ------------  ----------  -------------
                                                  54,773,669   1,654,085    6,825,566      4,991,095   2,519,284   (1,187,482)
  Less allowance for depreciation..............   26,880,105   1,187,482    2,864,832      3,665,204   1,237,711   (1,187,482)(5)
                                                 -----------  ----------  ------------  ------------  ----------  -------------
                                                  27,893,564     466,603    3,960,734      1,325,891   1,281,573            0
OTHER ASSETS, net of amortization..............   42,510,951     192,340            0        167,549     (34,409)   5,679,968(6)
                                                 -----------  ----------  ------------  ------------  ----------  -------------
                                                 $86,971,039  $1,166,673   $6,011,583   $  1,791,652  $2,383,620  $ 5,558,393
                                                 -----------  ----------  ------------  ------------  ----------  -------------
                                                 -----------  ----------  ------------  ------------  ----------  -------------
                                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Trade payables...............................  $ 1,419,930  $   92,322   $  209,245   $    476,782  $  204,770  $    (7,317)(5)
  Other accrued expenses and liabilities.......    7,761,327     330,630      138,898        413,649     740,768     (190,569)(5)
  Current maturities of long-term debt.........            0     554,438            0        300,000   1,677,700     (554,438)(5)
                                                 -----------  ----------  ------------  ------------  ----------  -------------
    TOTAL CURRENT LIABILITIES..................    9,181,257     977,390      348,143      1,190,431   2,623,238     (752,324)
LONG-TERM DEBT, less current maturities........   21,900,000           0            0     10,832,233     103,700    3,500,000(7)
DEFERRED PAYMENTS..............................    5,332,298           0            0              0           0    3,000,000(7)
DEFERRED TAX LIABILITIES.......................      145,596           0      513,433              0           0            0
SHAREHOLDERS' EQUITY
  Common stock.................................       65,472         200        1,800            501       1,000         (200)(5)
  Additional capital...........................   49,684,973           0    4,555,839      2,577,212           0            0
  Retained earnings............................    2,091,255     189,083      592,368    (12,808,725)   (344,318)    (189,083)(5)
  Owner's Equity...............................            0           0            0              0           0            0
  Less treasury stock at cost..................   (1,429,812)          0            0              0           0            0
                                                 -----------  ----------  ------------  ------------  ----------  -------------
                                                  50,411,888     189,283    5,150,007    (10,231,012)   (343,318)    (189,283)
                                                 -----------  ----------  ------------  ------------  ----------  -------------
                                                 $86,971,039  $1,166,673   $6,011,583   $  1,791,652  $2,383,620  $ 5,558,393
                                                 -----------  ----------  ------------  ------------  ----------  -------------
                                                 -----------  ----------  ------------  ------------  ----------  -------------
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

                                                                                                    PRO FORMA
                                                                                                  BALANCE SHEET
                                                  METROPOLITAN      ALL CITY        AMERICOM           AT
                                                   PRO FORMA       PRO FORMA       PRO FORMA        MARCH 31,
                                                  ADJUSTMENTS     ADJUSTMENTS     ADJUSTMENTS         1995
                                                 --------------  --------------  --------------  ---------------
CURRENT ASSETS
  Cash and cash equivalents....................  $ (1,349,155)(5) $       (974)(5) $   (180,109)(5)  $   5,577,645
  Trade accounts receivable, net of allowance
   for doubtful accounts.......................             0               0        (361,352)(5)      5,342,077
  Inventories..................................             0               0        (197,607)(5)      4,304,820
  Other current assets.........................             0               0               0         3,124,457
                                                 --------------  --------------  --------------  ---------------
    TOTAL CURRENT ASSETS.......................    (1,349,155)           (974)       (739,068)       18,348,999
EQUIPMENT
  Pagers.......................................             0      (2,236,213)(5)            0       26,291,906
  Communications equipment.....................    (2,615,657)(5)   (1,241,058)(5)   (1,687,717)(5)     19,888,632
  Security systems equipment...................             0               0               0        10,842,531
  Office and other equipment...................      (249,175)(5)     (187,933)(5)            0       4,335,395
                                                 --------------  --------------  --------------  ---------------
                                                   (2,864,832)     (3,665,204)     (1,687,717)       61,358,464
  Less allowance for depreciation..............    (2,864,832)(5)   (3,665,204)(5)   (1,237,711)(5)     26,880,105
                                                 --------------  --------------  --------------  ---------------
                                                            0               0        (450,006)       34,478,359
OTHER ASSETS, net of amortization..............    17,060,250(6)    4,638,713(6)   16,345,454(6)     86,560,816
                                                 --------------  --------------  --------------  ---------------
                                                 $ 15,711,095    $  4,637,739    $ 15,156,380     $ 139,388,174
                                                 --------------  --------------  --------------  ---------------
                                                 --------------  --------------  --------------  ---------------
                                             LI
CURRENT LIABILITIES
  Trade payables...............................  $          0    $   (476,782)(5) $   (204,770)(5)  $   1,714,180
  Other accrued expenses and liabilities.......      (138,898)(5)     (384,258)(5)     (697,768)(5)      7,973,779
  Current maturities of long-term debt.........             0        (300,000)(5)   (1,677,700)(5)              0
                                                 --------------  --------------  --------------  ---------------
    TOTAL CURRENT LIABILITIES..................      (138,898)     (1,161,040)     (2,580,238)        9,687,959
LONG-TERM DEBT, less current maturities........    21,000,000(7)   (4,782,233)(7)    8,681,300(7)     61,235,000
DEFERRED PAYMENTS..............................             0         350,000(7)    8,712,000(7)     17,394,298
DEFERRED TAX LIABILITIES.......................             0               0               0           659,029
SHAREHOLDERS' EQUITY
  Common stock.................................        (1,800)(5)         (501)(5)       (1,000)(5)         65,472
  Additional capital...........................    (4,555,839)(5)   (2,577,212)(5)            0      49,684,973
  Retained earnings............................      (592,368)(5)   12,808,725(5)      344,318(5)      2,091,255
  Owner's Equity...............................             0               0               0                 0
  Less treasury stock at cost..................             0               0               0        (1,429,812)
                                                 --------------  --------------  --------------  ---------------
                                                   (5,150,007)     10,231,012         343,318        50,411,888
                                                 --------------  --------------  --------------  ---------------
                                                 $ 15,711,095    $  4,637,739    $ 15,156,380     $ 139,388,174
                                                 --------------  --------------  --------------  ---------------
                                                 --------------  --------------  --------------  ---------------
See accompanying Notes to Unaudited Pro Forma C

- --------------------------
(A) Amounts include Contact (acquired March 1, 1994), Radio Call and ChiComm (acquired August 1, 1994), High Tech (acquired December 31, 1994) and Signet (acquired March 1, 1995).

                                  PRONET INC.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     HISTORICAL RESULTS FOR THE PERIOD FROM JANUARY 1, 1994 TO THE DATE
                                                                                  INDICATED
                                                 ---------------------------------------------------------------------------
                                                                   CONTACT        RADIO CALL     RCC DIVISION
                                                               COMMUNICATIONS,   COMPANY, INC.    OF CHICAGO
                                                 PRONET INC.         INC.             AND       COMMUNICATION    HIGH TECH
                                                 ------------  ----------------   AFFILIATES    SERVICE, INC.   ------------
                                                 DECEMBER 31,    FEBRUARY 28,    -------------  --------------  DECEMBER 31,
                                                     1994            1994        JULY 29, 1994  JULY 31, 1994       1994
                                                 ------------  ----------------  -------------  --------------  ------------
NET REVENUES
  Recurring revenues...........................   $33,078,998    $  1,598,419     $ 3,199,644     $2,224,507     $  290,716
  Paging equipment revenues....................    6,638,587          743,048         738,132        337,911              0
  Cost of paging equipment revenues............   (6,643,194)        (955,717)       (536,247)      (295,653)             0
                                                 ------------  ----------------  -------------  --------------  ------------
                                                  33,074,391        1,385,750       3,401,529      2,266,765        290,716
COST OF SALES AND SERVICES.....................    9,184,861          201,783         754,757        486,000         86,159
GROSS MARGIN...................................   23,889,530        1,183,967       2,646,772      1,780,765        204,557
EXPENSES
  Sales, General & Administrative..............   12,126,202        1,021,828       2,180,698        792,000        219,951
  Depreciation and amortization................    8,573,909           92,921         689,403        412,925        127,585
                                                 ------------  ----------------  -------------  --------------  ------------
                                                  20,700,111        1,114,749       2,870,101      1,204,925        347,536
                                                 ------------  ----------------  -------------  --------------  ------------
    OPERATING INCOME (LOSS)....................    3,189,419           69,218        (223,329)       575,840       (142,979)
OTHER INCOME (EXPENSE)
  Interest Expense.............................   (1,774,089)         (46,019)        (43,781)      (140,221)             0
  Interest and Other Income....................      173,024                0               0              0              0
                                                 ------------  ----------------  -------------  --------------  ------------
                                                  (1,601,065)         (46,019)        (43,781)      (140,221)             0
    INCOME (LOSS) BEFORE INCOME
     TAXES.....................................    1,588,354           23,199        (267,110)       435,619       (142,979)
Provision (benefit) for income taxes...........      895,453                0         (58,896)             0              0
                                                 ------------  ----------------  -------------  --------------  ------------
    NET INCOME (LOSS)..........................   $  692,901     $     23,199     $  (208,214)    $  435,619     $ (142,979)
                                                 ------------  ----------------  -------------  --------------  ------------
                                                 ------------  ----------------  -------------  --------------  ------------
EARNINGS PER SHARE.............................   $     0.16
                                                 ------------
                                                 ------------
WEIGHTED AVERAGE SHARES........................    4,392,863
                                                 ------------
                                                 ------------

                                                    SIGNET       CARRIER     METROPOLITAN     ALL CITY      AMERICOM
                                                 ------------  ------------  -------------  ------------  ------------
                                                 DECEMBER 31,  DECEMBER 31,  DECEMBER 31,   DECEMBER 31,  DECEMBER 31,
                                                     1994          1994          1994           1994          1994
                                                 ------------  ------------  -------------  ------------  ------------
NET REVENUES
  Recurring revenues...........................   $4,750,322    $2,434,790    $ 4,834,561    $3,257,045    $3,477,357
  Paging equipment revenues....................    1,099,976       900,539        152,389       387,257     1,105,423
  Cost of paging equipment revenues............   (1,089,118)   (1,185,274)      (156,329)     (299,505)   (1,015,567)
                                                 ------------  ------------  -------------  ------------  ------------
                                                   4,761,180     2,150,055      4,830,621     3,344,797     3,567,213
COST OF SALES AND SERVICES.....................    1,148,968       202,813      1,516,933       833,005       856,472
GROSS MARGIN...................................    3,612,212     1,947,242      3,313,688     2,511,792     2,710,741
EXPENSES
  Sales, General & Administrative..............    2,287,592     1,603,121      1,622,247     1,669,730     1,764,386
  Depreciation and amortization................      626,714       227,675        597,050     1,225,004       381,450
                                                 ------------  ------------  -------------  ------------  ------------
                                                   2,914,306     1,830,796      2,219,297     2,894,734     2,145,836
                                                 ------------  ------------  -------------  ------------  ------------
    OPERATING INCOME (LOSS)....................      697,906       116,446      1,094,391      (382,942)      564,905
OTHER INCOME (EXPENSE)
  Interest Expense.............................     (292,167)     (124,271)             0    (1,595,160)     (290,596)
  Interest and Other Income....................        4,790             0         27,185             0             0
                                                 ------------  ------------  -------------  ------------  ------------
                                                    (287,377)     (124,271)        27,185    (1,595,160)     (290,596)
    INCOME (LOSS) BEFORE INCOME
     TAXES.....................................      410,529        (7,825)     1,121,576    (1,978,102)      274,309
Provision (benefit) for income taxes...........            0             0        381,336            25             0
                                                 ------------  ------------  -------------  ------------  ------------
    NET INCOME (LOSS)..........................   $  410,529    $   (7,825)   $   740,240    $(1,978,127)  $  274,309
                                                 ------------  ------------  -------------  ------------  ------------
                                                 ------------  ------------  -------------  ------------  ------------
EARNINGS PER SHARE.............................
WEIGHTED AVERAGE SHARES........................

 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                  Statements.

                                  PRONET INC.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      CONTACT      RADIO CALL     CHICOMM      HIGH TECH       SIGNET
                                                     PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA
                                                    ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS
                                                    ------------  ------------  ------------  ------------  ------------
NET REVENUES
  Recurring revenues..............................  $        0    $        0    $        0    $        0    $        0
  Paging equipment revenues.......................           0             0             0             0             0
  Cost of paging equipment revenues...............           0             0             0             0             0
                                                    ------------  ------------  ------------  ------------  ------------
                                                             0             0             0             0             0
COST OF SALES AND SERVICES........................           0             0             0             0             0
GROSS MARGIN......................................           0             0             0             0             0
EXPENSES
  Sales, General & Administrative.................    (425,228)(3)   (534,617)(3)     58,333(3)          0(3)   (210,000)(3)
  Depreciation and amortization...................     196,558(1)    170,284(1)    397,650(1)     76,514(1)    477,184(1)
                                                    ------------  ------------  ------------  ------------  ------------
                                                      (228,670)     (364,333)      455,983        76,514       267,184
                                                    ------------  ------------  ------------  ------------  ------------
    OPERATING INCOME (LOSS).......................     228,670       364,333      (455,983)      (76,514)     (267,184)
OTHER INCOME (EXPENSE)
  Interest Expense................................    (138,981)(2)   (227,381)(2)   (176,146)(2)    (32,800)(2)   (265,833)(2)
  Interest and Other Income.......................           0             0             0             0             0
                                                    ------------  ------------  ------------  ------------  ------------
                                                      (138,981)     (227,381)     (176,146)      (32,800)     (265,833)
    INCOME (LOSS) BEFORE INCOME TAXES.............      89,689       136,952      (632,129)     (109,314)     (533,017)
Provision (benefit) for income taxes..............     109,163(4)     11,338(4)    (71,802)(4)    (92,184)(4)    (44,755)(4)
                                                    ------------  ------------  ------------  ------------  ------------
    NET INCOME (LOSS).............................  $  (19,474)   $  125,614    $ (560,327)   $  (17,130)   $ (488,262)
                                                    ------------  ------------  ------------  ------------  ------------
                                                    ------------  ------------  ------------  ------------  ------------
EARNINGS PER SHARE................................
WEIGHTED AVERAGE SHARES...........................

                                                                                                                  PRO FORMA

                                                      CARRIER      METROPOLITAN     ALL CITY        AMERICOM      YEAR ENDED

                                                     PRO FORMA      PRO FORMA       PRO FORMA      PRO FORMA     DECEMBER 31,

                                                    ADJUSTMENTS    ADJUSTMENTS     ADJUSTMENTS    ADJUSTMENTS        1994

                                                    ------------  --------------  -------------  --------------  ------------

NET REVENUES
  Recurring revenues..............................  $        0    $          0    $  (348,607)(3) $          0    $58,797,752

  Paging equipment revenues.......................           0               0              0               0     12,103,262

  Cost of paging equipment revenues...............           0               0              0               0    (12,176,604)

                                                    ------------  --------------  -------------  --------------  ------------

                                                             0               0       (348,607)              0     58,724,410

COST OF SALES AND SERVICES........................           0               0        (45,819)(3)            0    15,225,932

GROSS MARGIN......................................           0               0       (302,788)              0     43,498,478

EXPENSES
  Sales, General & Administrative.................    (813,646)(3)     (214,300)(3)    (769,318)(3)            0(3)  22,378,979

  Depreciation and amortization...................     392,640(1)    1,137,350(1)    (169,337)(1)    1,178,051(1)  16,811,530

                                                    ------------  --------------  -------------  --------------  ------------

                                                      (421,006)        923,050       (938,655)      1,178,051     39,190,509

                                                    ------------  --------------  -------------  --------------  ------------

    OPERATING INCOME (LOSS).......................     421,006        (923,050)       635,867      (1,178,051)     4,307,969

OTHER INCOME (EXPENSE)
  Interest Expense................................    (129,620)(2)   (1,482,600)(2)   1,035,550(2)     (308,154)(2)  (6,032,269)

  Interest and Other Income.......................           0               0              0               0        204,999

                                                    ------------  --------------  -------------  --------------  ------------

                                                      (129,620)     (1,482,600)     1,035,550        (308,154)    (5,827,270)

    INCOME (LOSS) BEFORE INCOME TAXES.............     291,386      (2,405,650)     1,671,417      (1,486,205)    (1,519,301)

Provision (benefit) for income taxes..............     103,609(4)     (434,947)(4)    (112,083)(4)     (442,808)(4)     243,449

                                                    ------------  --------------  -------------  --------------  ------------

    NET INCOME (LOSS).............................  $  187,777    $ (1,970,703)   $ 1,783,500    $ (1,043,397)    $(1,762,750)

                                                    ------------  --------------  -------------  --------------  ------------

                                                    ------------  --------------  -------------  --------------  ------------

EARNINGS PER SHARE................................                                                                $    (0.40)

                                                                                                                 ------------

                                                                                                                 ------------

WEIGHTED AVERAGE SHARES...........................                                                                 4,392,863

                                                                                                                 ------------

                                                                                                                 ------------


 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                  Statements.

                                  PRONET INC.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                       HISTORICAL RESULTS FOR THE PERIOD FROM JANUARY 1, 1995 TO THE DATE INDICATED
                                      ------------------------------------------------------------------------------
                                      PRONET INC.     SIGNET       CARRIER    METROPOLITAN   ALL CITY     AMERICOM
                                      -----------  ------------  -----------  ------------  -----------  -----------     SIGNET
                                       MARCH 31,   FEBRUARY 28,   MARCH 31,    MARCH 31,     MARCH 31,    MARCH 31,    PRO FORMA
                                         1995          1995         1995          1995         1995         1995      ADJUSTMENTS
                                      -----------  ------------  -----------  ------------  -----------  -----------  ------------
NET REVENUES
  Recurring revenues................  $10,487,788   $  871,772    $ 532,166    $1,408,364    $ 862,810    $ 962,758   $        0
  Paging equipment revenues.........    2,195,743      109,268      196,829        26,423       69,352      212,344            0
  Cost of paging equipment
   revenues.........................   (2,065,236)    (109,188)    (179,036)      (30,239)     (55,370)    (193,889)           0
                                      -----------  ------------  -----------  ------------  -----------  -----------  ------------
                                       10,618,295      871,852      549,959     1,404,548      876,792      981,213            0
COST OF SALES AND SERVICES..........    2,466,451      273,378       59,046       392,284      210,538      180,969            0
GROSS MARGIN........................    8,151,844      598,474      490,913     1,012,264      666,254      800,244            0
EXPENSES
  Sales, General & Administrative...    4,638,132      366,838      285,706       404,212      340,170      316,029      (38,333)(3)
  Depreciation and amortization.....    2,744,868       17,300       54,292       159,990      200,483      104,238       79,530(1)
                                      -----------  ------------  -----------  ------------  -----------  -----------  ------------
                                        7,383,000      384,138      339,998       564,202      540,653      420,267       41,197
                                      -----------  ------------  -----------  ------------  -----------  -----------  ------------
    OPERATING INCOME (LOSS).........      768,844      214,336      150,915       448,062      125,601      379,977      (41,197)
OTHER INCOME (EXPENSE)
  Interest Expense..................     (386,076)     (53,566)     (25,820)            0     (396,331)      (2,843)     (39,434)(2)
  Interest and Other Income.........       41,399        1,658          942        12,709            0       42,778            0
                                      -----------  ------------  -----------  ------------  -----------  -----------  ------------
                                         (344,677)     (51,908)     (24,878)       12,709     (396,331)      39,935      (39,434)
    INCOME (LOSS) BEFORE INCOME
     TAXES..........................      424,167      162,428      126,037       460,771     (270,730)     419,912      (80,631)
  Provision for income taxes........      358,422            0          638       156,662            0            0       29,887(4)
                                      -----------  ------------  -----------  ------------  -----------  -----------  ------------
    NET INCOME (LOSS)...............  $    65,745   $  162,428    $ 125,399    $  304,109    $(270,730)   $ 419,912   $ (110,518)
                                      -----------  ------------  -----------  ------------  -----------  -----------  ------------
                                      -----------  ------------  -----------  ------------  -----------  -----------  ------------
EARNINGS PER SHARE..................  $      0.01
                                      -----------
                                      -----------
WEIGHTED AVERAGE SHARES.............    6,627,131
                                      -----------
                                      -----------


                                                                                              PRO FORMA 3
                                        CARRIER     METROPOLITAN    ALL CITY      AMERICOM     MOS ENDED
                                       PRO FORMA     PRO FORMA     PRO FORMA     PRO FORMA     MARCH 31,
                                      ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS   ADJUSTMENTS       1995
                                      ------------  ------------  ------------  ------------  ------------
NET REVENUES
  Recurring revenues................  $        0     $       0    $  (83,231)(3) $        0    $15,042,427
  Paging equipment revenues.........           0             0             0             0      2,809,959
  Cost of paging equipment
   revenues.........................           0             0             0             0     (2,632,958)
                                      ------------  ------------  ------------  ------------  ------------
                                               0             0       (83,231)            0     15,219,428
COST OF SALES AND SERVICES..........           0             0        (7,475)(3)          0     3,575,191
GROSS MARGIN........................           0             0       (75,756)            0     11,644,237
EXPENSES
  Sales, General & Administrative...    (143,412)(3)    (39,950)(3)    (93,063)(3)          0(3)   6,036,329
  Depreciation and amortization.....      98,160(1)    284,338(1)    (42,334)(1)    294,512(1)   3,995,377
                                      ------------  ------------  ------------  ------------  ------------
                                         (45,252)      244,388      (135,397)      294,512     10,031,706
                                      ------------  ------------  ------------  ------------  ------------
    OPERATING INCOME (LOSS).........      45,252      (244,388)       59,641      (294,512)     1,612,531
OTHER INCOME (EXPENSE)
  Interest Expense..................     (38,055)(2)   (370,650)(2)    257,581(2)   (132,157)(2)  (1,187,351)
  Interest and Other Income.........           0             0             0             0         99,486
                                      ------------  ------------  ------------  ------------  ------------
                                         (38,055)     (370,650)      257,581      (132,157)    (1,087,865)
    INCOME (LOSS) BEFORE INCOME
     TAXES..........................       7,197      (615,038)      317,222      (426,669)       524,666
  Provision for income taxes........      48,044(4)   (109,136)(4)     16,987(4)     (2,427)(4)     499,077
                                      ------------  ------------  ------------  ------------  ------------
    NET INCOME (LOSS)...............  $  (40,847)    $(505,902)   $  300,235    $ (424,242)    $   25,589
                                      ------------  ------------  ------------  ------------  ------------
                                      ------------  ------------  ------------  ------------  ------------
EARNINGS PER SHARE..................                                                           $     0.00
                                                                                              ------------
                                                                                              ------------
WEIGHTED AVERAGE SHARES.............                                                            6,627,131
                                                                                              ------------
                                                                                              ------------

 See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
                                  Statements.

                                  PRONET INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

    On March 1, 1994, ProNet Inc. (the "Company") completed the acquisition of all of the outstanding capital stock of Contact Communications, Inc. ("Contact") for approximately $19 million and filed a Form 8-K/A on May 12, 1994. Effective August 1, 1994, the Company completed two additional acquisitions. The first of these acquisitions involved the purchase of substantially all of the paging assets of Radio Call Company, Inc. ("Radio Call") and certain of its affiliates for approximately $7.8 million in cash. The second acquisition involved the purchase of substantially all of the Chicago area paging assets of the RCC Division of Chicago Communication Service, Inc., ("ChiComm") for consideration of approximately $9.8 million, comprised of approximately $8.9 million paid in cash at closing and a $950,000 deferred payment. The Company filed a Form 8-K/A on October 14, 1994, for the Radio Call and ChiComm acquisitions.

    Effective December 31, 1994, ProNet completed the acquisition of substantially all of the paging assets of High Tech Communications Corp. ("High Tech") for approximately $900,000, comprised of $700,000 paid in cash at closing and a $200,000 deferred payment. There was no Form 8-K filed by the Company for this acquisition as it did not qualify as a significant subsidiary of the Company in accordance with the definition of significant subsidiary in Rule 1-02
(v) of Regulation S-X.

    On March 1, 1995, Contact Communications Inc., a Delaware corporation ("CCI") and wholly-owned subsidiary of the Company, completed the acquisition of substantially all of the paging assets of Signet Paging of Charlotte, Inc. ("Signet") for approximately $9.0 million, comprised of approximately $4.8 million paid in cash at closing and a $4.2 million deferred payment. The Company filed a Form 8-K/A related to the Signet acquisition on May 12, 1995.

    On April 1, 1995, CCI completed the acquisition of substantially all of the paging assets of Carrier Paging Systems, Inc. ("Carrier") for approximately $6.5 million, comprised of approximately $3.5 million paid in cash at closing and a $3.0 million deferred payment. The Company filed a Form 8-K/A for the Carrier acquisition on June 2, 1995.

    On May 3, 1995, CCI completed the acquisition of all of the outstanding capital stock of Metropolitan for approximately $21.0 million which was paid in cash at closing. The Company filed a Form 8-K for the Metropolitan acquisition on May 18, 1995.

    On May 19, 1995, CCI completed the acquisition of substantially all of the paging assets of All City for approximately $6.4 million comprised of approximately $6.0 million paid in cash at closing and a $350,000 deferred payment. The Company filed a Form 8-K for the All City acquisition on June 2, 1995.

    On July 6, 1995, CCI completed the acquisition of substantially all of the paging assets of Americom Paging Corporation, a Texas corporation ("Americom"), for approximately $17.5 million comprised of approximately $8.8 million paid in cash at closing and a $8.7 million deferred payment, pursuant to an Asset Purchase Agreement dated as of May 24, 1995, by and among Americom (formerly known as American 900 Paging, Inc.), Gregory W. Hadley and Mo Shebaclo (collectively, the "Shareholders", and together with Americom, the "Sellers") and CCI. Concurrently with the closing of the Americom acquisition, CCI entered into noncompetition agreements with the Sellers. The acquisition was effective as of July 1, 1995.

    All deferred payments are due and payable one year from the closing of the respective transactions. These balances are payable, at the Company's discretion, either in cash or shares of the Company's common stock based on market value at the date of payment.

    The unaudited pro forma condensed financial statements reflect the transactions as though Contact, Radio Call, ChiComm, High Tech, Signet, Carrier, Metropolitan, All City and Americom had been acquired at the beginning of the periods presented. Americom's year end is December 31 which is

                                  PRONET INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED) consistent with the Company. Since Contact was acquired on March 1, 1994, Contact's results of operations for the two months ended February 28, 1994 are used to arrive at the pro forma results for the year ended December 31, 1994. Because Radio Call and ChiComm were acquired on August 1, 1994, their results of operations for the seven months ended July 31, 1994 are used to arrive at the pro forma results for the year ended December 31, 1994. Because Signet was acquired on March 1, 1995, its results of operations for the two months ended February 28, 1995 are used to arrive at the pro forma results for the three months ended March 31, 1995. Since Carrier, Metropolitan, All City and Americom were acquired subsequent to March 31, 1995, their results of operations for the three months ended March 31, 1995 are used to arrive at the pro forma results for the three months ended March 31, 1995.

    The accompanying Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1994, and the three months ended March 31, 1995 have been prepared by combining the historical results of Contact, Radio Call, ChiComm, High Tech, Signet, Carrier, Metropolitan, All City and Americom for such periods and reflect the following adjustments:

(1) Pro forma adjustments are made to the statements of operations to reflect additional depreciation and amortization expense based on the fair value of the assets acquired as if the acquisitions had occurred at the beginning of the periods presented. Pro forma depreciation is computed by the straight-line method over the remaining estimated useful lives of the assets. The noncompetition agreements are amortized using the straight-line method over a five year term, and goodwill is amortized using the straight-line method over a 15-year term.

(2) Pro forma adjustments reflect the impact on interest expense due to the financing of the acquisitions which includes amounts borrowed under the Company's line of credit and term loan facility and amounts due pursuant to the Signet, All City and Americom deferred payments.

(3) The pro forma adjustments to selling, general and administrative expenses are representative of expenses that either would or would not have been incurred if the acquisitions had occurred at the beginning of the periods presented. For Radio Call, Contact, Carrier and Metropolitan, cost savings relate to decreased salaries, office rent and professional fees. For ChiComm, additional costs relate to increased salaries and office rent. For Signet, cost savings relate to decreased salaries and professional fees and additional costs relate to increased office rent. For High Tech, no pro forma adjustments to selling, general and administrative expenses are recorded. For All City, a reduction in revenues and cost of sales and services related to the telephone answering service ("TAS") operations that were not included in the purchase is recorded. All City cost savings relate to decreased salaries and TAS related expenses. For Americom, cost savings, related to decreased salaries, were offset by increases to bad debt and lost pager reserves. Thus, no savings for Americom are recorded.

(4) A pro forma adjustment is made to reflect the effect upon the income tax provision as if the acquisitions had occurred at the beginning of the periods presented. The primary differences in the effective tax rate between the Company's historical financial statements and the pro forma statements are state taxes and the amortization of goodwill related to the Contact and Metropolitan acquisitions which is assumed not to be deductible for tax purposes.

    The accompanying Pro Forma Consolidated Balance Sheet as of March 31, 1995, has been prepared as if the acquisitions of Carrier, Metropolitan, All City and Americom had occurred on that date and includes the following adjustments to reflect the acquisitions (Contact, Radio Call, ChiComm, High Tech and Signet are reflected in the March 31, 1995 Balance Sheet of ProNet Inc.):

                                  PRONET INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(5) A pro forma adjustment is made to reflect the fair value of those assets and liabilities that were acquired as a result of the acquisition of Carrier, Metropolitan, All City and Americom. The Company did not acquire cash or assume certain trade payables, certain accrued expenses or existing long-term debt for Carrier, All City or Americom.

(6) A pro forma adjustment is made to goodwill equal to the excess of the purchase price over the fair values assigned to assets and liabilities assumed.

(7) A pro forma adjustment is made to record the borrowings under the line of credit and term loan facility to finance the acquisitions of Carrier, Metropolitan, All City and Americom.

    The pro forma condensed financial information presented is not necessarily indicative of either the results of operations that would have occurred had the acquisition taken place at the beginning of the periods presented or of future results of operations of the combined operations.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Americom Paging Corporation:

    We have audited the accompanying balance sheets of Americom Paging Corporation as of December 31, 1994 and 1993, and the related statements of operations, changes in shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Americom Paging Corporation as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 5 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          KPMG PEAT MARWICK LLP

April 17, 1995
Houston, Texas

                          AMERICOM PAGING CORPORATION

                                 BALANCE SHEETS

                                     ASSETS

                                                                                                               DECEMBER 31,
                                                                                             MARCH 31,    -----------------------
                                                                                               1995          1994        1993
                                                                                            -----------   ----------  -----------
                                                                                            (UNAUDITED)
Current assets:
  Cash and cash equivalents...............................................................  $   180,109   $   --      $   --
  Accounts receivable, less allowance for doubtful accounts of $487,774 and $146,377, in
   1994 and 1993, respectively............................................................      469,353      288,822      313,171
  Inventories (note 2)....................................................................      409,607      218,818       37,222
  Prepaid expenses and other current assets...............................................       77,387       82,963       79,564
                                                                                            -----------   ----------  -----------
    Total current assets..................................................................    1,136,456      590,603      429,957
Fixtures and equipment, at cost (notes 2 and 4)...........................................    2,519,284    2,524,908    2,290,103
    Less accumulated depreciation.........................................................    1,237,711    1,154,412      677,424
                                                                                            -----------   ----------  -----------
    Net fixtures and equipment............................................................    1,281,573    1,370,496    1,612,679
Other assets..............................................................................      (34,409)      17,990      --
                                                                                            -----------   ----------  -----------
                                                                                            $ 2,383,620   $1,979,089  $ 2,042,636
                                                                                            -----------   ----------  -----------
                                                                                            -----------   ----------  -----------

                                              LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Bank overdraft..........................................................................  $   --        $   44,172  $   253,575
  Accounts payable........................................................................      204,770      212,012      200,628
  Accrued expenses and other liabilities..................................................      740,490      252,054      331,039
  Current portion of long-term debt (note 2)..............................................    1,677,700    2,144,985      --
  Other notes payable.....................................................................      103,700       88,818       47,002
                                                                                            -----------   ----------  -----------
    Total current liabilities.............................................................    2,726,660    2,742,041      832,244
Long-term debt (note 2)...................................................................      --            --        2,247,653
                                                                                            -----------   ----------  -----------
    Total liabilities.....................................................................    2,726,660    2,742,041    3,079,897
                                                                                            -----------   ----------  -----------
Shareholders' deficit:
  Common stock, $1.00 par value, 1,000 shares authorized, issued, and outstanding.........        1,000        1,000        1,000
  Accumulated deficit.....................................................................     (344,040)    (763,952)  (1,038,261)
                                                                                            -----------   ----------  -----------
    Total shareholders' deficit...........................................................     (343,040)    (762,952)  (1,037,261)
Commitments and contingencies (notes 3 and 5).............................................
                                                                                            -----------   ----------  -----------
                                                                                            $ 2,383,620   $1,979,089  $ 2,042,636
                                                                                            -----------   ----------  -----------
                                                                                            -----------   ----------  -----------

                See accompanying notes to financial statements.

                          AMERICOM PAGING CORPORATION
                            STATEMENTS OF OPERATIONS


                                          THREE MONTHS
                                             ENDED       YEAR ENDED DECEMBER 31,
                                           MARCH 31,     ------------------------
                                              1995          1994         1993
                                          ------------   -----------  -----------
                                          (UNAUDITED)
Services and rental revenues............    $962,758     $ 3,477,357  $ 2,243,640
Product sales...........................     212,344       1,105,423    1,922,884
Cost of products sold...................    (193,889)     (1,015,567)  (1,798,892)
                                          ------------   -----------  -----------
    Gross profit                             981,213       3,567,213    2,367,632
Operating expenses:
  Services, rent and maintenance........     180,969         856,472      864,497
  Selling...............................       6,367         165,784       12,030
  General and administrative............     309,663       1,598,602    1,341,613
  Depreciation..........................     104,238         381,450      291,000
                                          ------------   -----------  -----------
    Total operating expenses............     601,237       3,002,308    2,509,140
                                          ------------   -----------  -----------
    Operating income (loss).............     379,976         564,905     (141,508)
                                          ------------   -----------  -----------
Other (income) expenses:
  Interest expense......................       2,843         231,846      313,651
  Other, net............................     (42,779)         58,750      (28,276)
                                          ------------   -----------  -----------
    Net income (loss)...................    $419,912     $   274,309  $  (426,883)
                                          ------------   -----------  -----------
                                          ------------   -----------  -----------

                See accompanying notes to financial statements.

                          AMERICOM PAGING CORPORATION
                 STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

                                                                                                          TOTAL
                                                                           COMMON      ACCUMULATED    SHAREHOLDERS'
                                                                            STOCK        DEFICIT         DEFICIT
                                                                         -----------  --------------  --------------
Balances at December 31, 1992..........................................   $   1,000   $     (611,378) $     (610,378)
Net loss...............................................................      --             (426,883)       (426,883)
                                                                         -----------  --------------  --------------
Balances at December 31, 1993..........................................       1,000       (1,038,261)     (1,037,261)
Net income.............................................................      --              274,309         274,309
                                                                         -----------  --------------  --------------
Balances at December 31, 1994..........................................       1,000         (763,952)       (762,952)
Net income (unaudited).................................................      --              419,912         419,912
                                                                         -----------  --------------  --------------
Balances at March 31, 1995.............................................   $   1,000   $     (344,040) $     (343,040)
                                                                         -----------  --------------  --------------
                                                                         -----------  --------------  --------------

                See accompanying notes to financial statements.

                          AMERICOM PAGING CORPORATION
                            STATEMENTS OF CASH FLOWS


                                                                                  THREE MONTHS
                                                                                     ENDED         YEAR ENDED DECEMBER 31,
                                                                                   MARCH 31,       ------------------------
                                                                                      1995            1994          1993
                                                                                  ------------     ----------    ----------
                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).............................................................    $419,912       $  274,309    $ (426,883)
  Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
    Depreciation................................................................     104,238          381,450       291,000
    Reserve for lost pagers.....................................................      --               67,500        55,908
    Changes in operating assets and liabilities:
      Accounts receivable.......................................................    (180,531)          24,349      (196,074)
      Inventories...............................................................    (190,789)        (181,596)      285,857
      Prepaid expenses and other current assets.................................       5,576           (3,399)      (79,564)
      Other assets..............................................................      52,399          (17,990)       --
      Short-term investment.....................................................      --               --            20,000
      Accounts payable, accrued expenses and other liabilities..................     481,194          (67,601)      (98,147)
                                                                                  ------------     ----------    ----------
        Total adjustments.......................................................     272,087          202,713       278,980
                                                                                  ------------     ----------    ----------
        Net cash provided (used) by operating activities........................     691,999          477,022      (147,903)
                                                                                  ------------     ----------    ----------
Cash flows from investing activities:
  Additions to fixtures and equipment...........................................     (15,315)        (206,767)     (835,810)
                                                                                  ------------     ----------    ----------
Cash flows from financing activities:
  Increase (decrease) in bank overdraft.........................................     (44,172)        (209,403)      251,497
  Proceeds from long-term debt..................................................      --               --           732,216
  Reduction in long-term debt and other notes payable...........................    (452,403)         (60,852)       --
                                                                                  ------------     ----------    ----------
        Net cash provided (used) by financing activities........................    (496,575)        (270,255)      983,713
                                                                                  ------------     ----------    ----------
        Net increase in cash and cash equivalents...............................     180,109           --            --
Cash balance at beginning of year...............................................      --               --            --
                                                                                  ------------     ----------    ----------
Cash balance at end of year.....................................................    $180,109       $   --        $   --
                                                                                  ------------     ----------    ----------
                                                                                  ------------     ----------    ----------
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest........................................    $284,261       $  180,999    $  269,393
                                                                                  ------------     ----------    ----------
                                                                                  ------------     ----------    ----------

                See accompanying notes to financial statements.

                          AMERICOM PAGING CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993

NOTE 1 -- DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)  DESCRIPTION OF BUSINESS

    Americom Paging Corporation (the Company) sells paging equipment and operates paging systems in various locations throughout the State of Texas. The Company receives income from leasing activities of pagers and the related radio transmission services.

(B)  REVENUE RECOGNITION

    Leasing revenue is billed on the first day of the month for services in advance and is recognized as it is earned. The Company also sells pagers for which the revenue is recognized at the point of sale.

(C)  CASH AND CASH EQUIVALENTS

    Cash and cash equivalents for the purpose of reporting cash flows includes cash on hand, amounts due on demand from banks and amounts due from banks maturing within 90 days of purchase.

(D)  CREDIT CONCENTRATIONS

    The Company's customers are not concentrated in the state of Texas. No single customer accounted for a significant amount of the Company's sales, and there were no significant accounts receivable from a single customer. The Company reviews a customer's credit history before extending credit. The Company establishes an allowance for doubtful accounts based upon historical trends and other information.

(E)  INVENTORIES

    Inventories consists  of  pagers which  are  held specifically  for  resale.
Inventories are stated at the lower of cost or market, with cost being determined using the average cost method.

(F)  FIXTURES AND EQUIPMENT

    Fixtures and equipment are stated at cost. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments which extend the useful life of equipment are capitalized. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the books, and any resulting gain or loss is reflected in income for the period. Depreciation of fixtures and equipment is provided using the straight-line method over the estimated useful lives as follows:

CLASSIFICATION                                                    USEFUL LIFE
- --------------------------------------------------------------  ---------------
Pagers........................................................             5
Office equipment..............................................             5
Furniture and fixtures........................................             7
Tower site equipment..........................................             5
Paging systems................................................            10

(G)  INCOME TAXES

    Effective January 1, 1993, the Company changed its method of accounting for income taxes by adopting Statement of Financial Accounting Standards (SFAS) No. 109, ACCOUNTING FOR INCOME TAXES. This pronouncement requires that deferred taxes related to temporary differences between balances recorded for financial reporting purposes and tax reporting purposes be reflected at the enacted tax rate. The effect of this change was not significant. The Company had net operating loss carryforwards of approximately $700,000 at December 31, 1993 against which a valuation allowance was established.

                          AMERICOM PAGING CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1994 AND 1993

NOTE 1 -- DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)
    Temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that give rise to deferred taxes at December 31, 1993 related to the following:

Deferred tax assets:
  Allowance for doubtful accounts not deductible for tax
   purposes until paid..........................................  $  49,768
  Net operating loss carryforwards..............................    246,500
                                                                  ---------
                                                                    296,268
  Valuation allowance...........................................   (139,768)
                                                                  ---------
                                                                    156,500
Deferred tax liabilities -- fixtures and equipment, principally
 due to differences in depreciation methods.....................    156,500
                                                                  ---------
    Net deferred taxes..........................................  $  --
                                                                  ---------
                                                                  ---------

    Effective January 1, 1994 the Company elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the stockholders of the Company are individually liable for federal income taxes. Additionally, the availability of the net operating loss carryforwards of the Company is suspended. The deferred taxes previously provided for were eliminated upon this election.

NOTE 2 -- LONG-TERM DEBT
    Long-term debt consists of the following at December 31, 1994 and 1993:

                                                                      1994           1993
                                                                  -------------  -------------
Notes payable to equipment supplier due in combined monthly
 installments of $72,791 including interest with final payment due January 1998. Borrowings bear interest at 13.5%; secured by
 all pagers and paging equipment................................  $   2,144,985  $   2,247,653
                                                                  -------------  -------------
                                                                  -------------  -------------

    These notes have maturity dates extending through 1997. However, as of December 31, 1994, the Company was not in compliance with certain terms of its note agreements with the Company's primary equipment supplier. As a result of these violations, the holders of such debt may, after notice and expiration of certain grace periods, declare the entire amount of such indebtedness due and payable immediately. Consequently, the long-term portions of the debt are shown as current on the balance sheet as of December 31, 1994. The balance is in dispute and the Company has filed suit against this equipment supplier subsequent to December 31, 1994.

                          AMERICOM PAGING CORPORATION
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1994 AND 1993

NOTE 3 -- LEASE COMMITMENTS
    The Company leases its corporate offices, equipment and certain tower and antenna sites under noncancelable long-term operating lease agreements. Following is a schedule of future minimum lease payments for the operating leases (with initial or remaining noncancelable terms in excess of one year) as of December 31, 1994:

1995........................................................  $  326,963
1996........................................................     314,671
1997........................................................     313,479
1998........................................................     318,942
1999........................................................     319,590
                                                              ----------
    Total minimum payments..................................  $1,593,645
                                                              ----------
                                                              ----------

    Rental expense under operating leases for the years ended December 31, 1994 and 1993 was approximately $124,000 and $245,000.

NOTE 4 -- FIXTURES AND EQUIPMENT
    Fixtures and equipment at December 31, 1994 and 1993 are summarized as follows:

                                                                                1994           1993
                                                                            -------------  -------------
Office equipment, furniture and fixtures..................................  $      68,690  $      43,476
Automobiles...............................................................         55,383         19,834
Pagers, paging systems and tower site equipment...........................      2,400,835      2,226,793
                                                                            -------------  -------------
                                                                            $   2,524,908  $   2,290,103
                                                                            -------------  -------------
                                                                            -------------  -------------

NOTE 5 -- LIQUIDITY
    The Company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management believes that additional capital will be required to fund the operations and expand the business. Accordingly, during January 1995, the Company entered into a letter of intent to sell substantially all of the assets of the Company. No alternative plans have been identified at this time should the sale of assets not be consummated.

                                                              EXHIBIT 10.1




                                  EXHIBIT INDEX




                            ASSET PURCHASE AGREEMENT
                       AMONG AMERICOM PAGING CORPORATION,
                         GREGORY W. HADLEY, MO SHEBACLO


                                       AND


                           CONTACT COMMUNICATIONS INC.








                                  May 24, 1995